Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated August 28, 2025, with respect to the consolidated financial statements included in the Transition Report of Lendway, Inc. on the Form 10-KT for the six-month period ended June 30, 2025. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Boulay PLLP

Minneapolis, Minnesota
January 23, 2026